SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): August 6, 2002

American Classic Voyages Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9264 (Commission File Number)	31-0303330 (IRS Employer Identification Number)

Two North Riverside Plaza, Suite 600 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)

(312) 466-3171
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     As previously reported, on October 19, 2001, American Classic Voyages Co. (the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On October 22, 2001, all of the Company’s subsidiaries other than Oceanic Ship Co., Project America, Inc., Project America Ship I, Inc. and Project America Ship II, Inc. (the “Non-Filing Subsidiaries”) filed a voluntary petition for bankruptcy protection under Chapter 11 in the Bankruptcy Court. On October 22, 2001, the Non-Filing Subsidiaries ceased all operations and the secured creditor, Holland America Line, took possession of the ms Patriot (the primary asset of Oceanic Ship Co.) in connection with the uncontested foreclosure of its maritime lien on the vessel. All subsidiaries of the Company other than the Non-Filing Subsidiaries are hereinafter referred to as the “Debtors.”

     On August 6, 2002, the Debtors filed a Disclosure Statement With Respect To Debtors’ Joint Plan of Liquidation (the “Disclosure Statement”). The Disclosure Statement, attached as Exhibit 99.1 hereto, is presented to the Debtors’ creditors who are entitled to vote on the Joint Plan of Liquidation of American Classic Voyages Co., et al (the “Plan”) to permit such creditors to make an informed decision in voting to accept or reject the Plan. The Plan, incorporated into the Disclosure Statement as Exhibit 2, was previously filed on July 30, 2002, and was reported to the Commission under cover of a Form 8-K dated August 6, 2002.

     The financial data included in and used as a basis for the Disclosure Statement is not audited. The Disclosure Statement is in a format prescribed by applicable bankruptcy laws. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Disclosure Statement is presented on a basis consistent with the Company’s previous periodic filings. The Disclosure Statement also contains information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (“the Exchange Act”). This information might not be indicative of the Company’s financial condition that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.

     Copy of the Disclosure Statements filed by the Debtors on August 6, 2002, is attached as Exhibit 99.1.

Item 7. Exhibits.

Exhibit Number	Exhibit

99.1	Debtors’ Disclosure Statement, filed August 6, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLASSIC VOYAGES CO.

Date: August 13, 2002	By: /s/ JORDAN B. ALLEN

Jordan B. Allen, Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit

99.1	Debtors’ Disclosure Statement, filed August 6, 2002

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